UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
Melissa Thomas has been appointed as the Chief Accounting Officer and Treasurer of Groupon, Inc. (the “Company”), effective November 30, 2018. Ms. Thomas will replace Brian Stevens, who notified the Company on November 8, 2018 of his decision to resign as Chief Accounting Officer and Treasurer in order to pursue a new opportunity. Mr. Stevens’ resignation will be effective November 30, 2018 and is unrelated to any disagreement with the Company.
Ms. Thomas, age 38, has served as the Company’s Vice President, Commercial Finance since May 2017. She previously served as Vice President, Finance of Surgical Care Affiliates from June 2016 to May 2017 and in various finance and accounting positions at Orbitz Worldwide from August 2007 to May 2016, including most recently as Vice President, Finance. Prior to Orbitz, Ms. Thomas held accounting positions at Equity Office Properties and began her career at PricewaterhouseCoopers.
There are no family relationships between Ms. Thomas and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Thomas has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Thomas and any other person pursuant to which Ms. Thomas was appointed as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: November 15, 2018	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer